Exhibit 99.01

© 2018 Tonix Pharmaceuticals Holding Corp. April 2018 Version P0106 4 - 3 - 18 (Doc 0334) Investor Presentation

© 2018 Tonix Pharmaceuticals Holding Corp. 2 Cautionary Note on Forward - Looking Statements Certain statements in this presentation regarding strategic plans, expectations and objectives for future operations or results are “forward - looking statements” as defined by the Private Securities Litigation Reform Act of 1995 . These statements may be identified by the use of forward - looking words such as “anticipate,” “believe,” “forecast,” “estimate” and “intend,” among others . These forward - looking statements are based on Tonix’s current expectations and actual results could differ materially . There are a number of factors that could cause actual events to differ materially from those indicated by such forward - looking statements . These factors include, but are not limited to, substantial competition ; our need for additional financing ; uncertainties of patent protection and litigation ; uncertainties of government or third party payor reimbursement ; limited research and development efforts and dependence upon third parties ; and risks related to failure to obtain U . S . Food and Drug Administration clearances or approvals and noncompliance with its regulations . As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products . The forward - looking statements in this presentation are made as of the date of this presentation, even if subsequently made available by Tonix on its website or otherwise . Tonix does not undertake an obligation to update or revise any forward - looking statement, except as required by law . Investors should read the risk factors set forth in the Annual Report on Form 10 - K for the year ended December 31 , 2017 , as filed with the Securities and Exchange Commission (the “SEC”) on March 9 , 2018 , and periodic reports filed with the SEC on or after the date thereof . All of Tonix’s forward - looking statements are expressly qualified by all such risk factors and other cautionary statements .

Tonix Development Highlights

3

Cyclobenzaprine Sublingual Tablets

Lead Program Tonmya®[1] - FDA Breakthrough Therapy in PTSD[2]
- Phase 3 HONOR study enrolling- bedtime treatment for PTSD

TNX-102 SL[3] - Bedtime treatment for agitation in Alzheimer's disease
- Phase 2 IND submitted in March 2018

Pipeline

TNX-601[4] - Pre-IND candidate for daytime treatment for PTSD
- Nonclinical development ongoing

TNX-801[5] - Smallpox-preventing vaccine candidate
- Efficacy demonstrated in mice model
- cGMP process development underway

[1] Tonmya has been conditionally accepted by the U.S. FDA as the proposed trade name for TNX-102 SL (cyclobenzaprine HCl sublingual tablets) for PTSD. Tonmya is an investigational new drug and has not been approved for any indication.
[2] PTSD = Posttraumatic stress disorder
[3] TNX-102 SL is an investigational new drug and has not been approved for any indication.
[4] Tianeptine oxalate
[5] Synthesized live horsepox virus

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 4 Tonmya ®1 (cyclobenzaprine HCl sublingual tablets) = bedtime treatment for posttraumatric stress disorder (PTSD) • Phase 3 HONOR study in military - related PTSD enrolling • Breakthrough Therapy designation granted by the U.S. Food and Drug Administration (FDA) TNX - 102 SL (cyclobenzaprine HCl sublingual tablets) = bedtime treatment for Agitation in Alzheimer’s (AAD) • Pre - IND meeting held Nov 2017 • IND (Investigational New Drug) application submitted 1Q2018 TNX - 601 (tianeptine oxalate) = daytime treatment for PTSD • Ongoing preclinical development • Novel salt and polymorph of an active ingredient marketed in Europe for depression with efficacy evidence in PTSD from published literature TNX - 801 (synthesized live horsepox virus) = vaccine to potentially prevent smallpox • New England Journal of Medicine letter 2 found a 1902 U.S. smallpox vaccine to have a genomic core 99.7% similar to horsepox • Eligible for an FDA Priority Review Voucher (PRV) under the 21 st Century Cures Act 3 1 Tonmya has been conditionally accepted by the U.S. FDA as the proposed trade name for TNX - 102 SL (cyclobenzaprine HCl sublingual tablets) for PTSD. TNX - 102 SL is an investigational new drug and has not been approved for any indication. 2 Schrick , L. et al. , N Engl J Med 2017; 377:1491 - 1492, http://www.nejm.org/doi/full/10.1056/NEJMc1707600 . 3 PRV’s issued upon licensure if accepted as medical counter - measure. Tonix focuses on discovering and developing pharmaceutical products to treat serious neuropsychiatric conditions and to improve biodefense through developing potential medical counter - measures

5

Candidates in Development

Pipeline Product	Indication/ Description	Status (Preclinical / Phase 1 / Phase 2 / Phase 3 / NDA[1]/BLA[2] / Market)
Tonmya	Bedtime Treatment for PTSD Cyclobenzaprine HCl sublingual tablets	Phase 3 – Interim Analysis 3Q2018 Full Study Topline – 4Q2018
TNX-102 SL	Bedtime Treatment for Agitation in Alzheimer's Cyclobenzaprine HCl sublingual tablets	Phase 2 IND submitted 1Q2018
TNX-601	Daytime Treatment for PTSD Tianeptine oxalate oral formulation	Novel polymorph and salt discovered and characterized
TNX-801	Smallpox-preventing vaccine Live horsepox virus (HPXV) vaccine from cell culture	Horsepox virus synthesized and demonstrated protective vaccine activity in mice

All programs owned outright with no royalties or other obligations due

[1]NDA- New Drug Application; [2]BLA –Biologic Licensing Application; [3]Investigational New Drug Application

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 6 Tonmya (Cyclobenzaprine HCl Sublingual Tablets) for PTSD Phase 3 HONOR study in military - related PTSD enrolling • Encouraging evidence of safety and efficacy was demonstrated in Phase 2 • CAPS - 5 1 ≥ 33 is entry criteria in Phase 3, CAPS - 5 ≥ 29 was used in Phase 2 Breakthrough Therapy designation from the FDA • Expedited development and accelerated review are expected • Potential to file NDA 1 based on one Phase 3 study if data are statistically persuasive Proposed registration plan agreed to by the FDA • Additional nonclinical safety and clinical abuse potential studies are not required Patent protection through 2034 in U.S. 2 • Composition of matter patent for eutectic, required for transmucosal delivery of cyclobenzaprine Novel mechanism targets sleep quality • Memory processing during sleep is important to recovery 1 CAPS - 5 = Clinician - Administered PTSD Scale for DSM - 5; accepted primary endpoint for regulatory approval 2 U.S. Patent No. 9,636,408 for eutectic proprietary Protectic ™ formulation

Phase 3 HONOR Study Enrolling

7

To confirm Phase 2 AtEase findings in military-related PTSD

Tonmya once-daily at bedtime
5.6 mg *N ~ 275 (~140**)*

Placebo once-daily at bedtime
*N ~ 275 (~140**)*

12 weeks ······ ***open-label extension***

- **General study characteristics:**
- Randomized, double-blind, placebo-controlled.
- ~550 participants in approximately 40 U.S. sites.
- Unblinded interim analysis will be reviewed by IDMC* to determine: (i) Early stop for efficacy, (ii) continuation as planned or (iii) sample size adjustment.
- **Primary endpoint CAPS-5**:**
- Mean change from baseline at week 12 (Tonmya 5.6 mg vs. placebo)

3Q 2018 – Interim Analysis outcome anticipated
4Q 2018 – topline data anticipated, if 550 participants are studied

**IDMC=Independent data monitoring committee*
**CAPS-5 = Clinician-Administered PTSD Scale for DSM-5

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 8 Go to: https://thehonorstudy.com/

© 2018 Tonix Pharmaceuticals Holding Corp. 9 Breakthrough Therapy Designation FDA granted Tonmya Breakthrough Therapy designation – reported December 19, 2016 • PTSD is a serious condition • Tonmya has potential advantages over existing therapies in military - related PTSD Benefits of Breakthrough Therapy designation • Eligibility for priority review of the NDA within 6 months instead of 10 - 12 months • Option to submit completed portions of the NDA for rolling review • An organizational commitment involving FDA’s senior managers to accelerate the development and approval process, an opportunity to compress development time NDA filing based on HONOR study is possible if results are statistically persuasive • Discussed at March 9, 2017 Initial Cross - disciplinary Breakthrough Meeting with the FDA

© 2018 Tonix Pharmaceuticals Holding Corp. 10 No Recognized Abuse Potential in Clinical Studies Active ingredient is cyclobenzaprine, which is structurally related to tricyclic antidepressants • Cyclobenzaprine interacts with receptors that regulate sleep quality: 5 - HT 2A ; a 1 - adrenergic and histamine H 1 receptors • Cyclobenzaprine does NOT interact with the same receptors as traditional hypnotic sleep drugs, benzodiazepines or non - benzodiazepines that are associated with retrograde amnesia • Cyclobenzaprine - containing product was approved 40 years ago and current labeling (May 2016) indicates no abuse or dependence concern Tonmya NDA can be filed without drug abuse and dependency assessment studies • Discussed at March 9, 2017 Initial Cross - disciplinary Breakthrough Meeting with the FDA

© 2018 Tonix Pharmaceuticals Holding Corp. 11 TNX - 102 SL Intellectual Property – U.S. Protection until 2034 Composition of matter (eutectic) • U.S. Patent No. 9,636,408 issued in May 2017 by U.S. Patent and Trademark Office (USPTO) • Protection expected to 2034 • Japan Patent Office (JPO) issued Notice of Allowance in March 2018 for Patent Application 2016 - 503239 • Additional claims and jurisdictions pending Pharmacokinetics (PK) • JPO issued Japanese Patent No. 6259452 in December 2017 • Protection expected to 2033 • Additional claims and jurisdictions pending Method of use for active ingredient cyclobenzaprine • European Patent Office issued European Patent No. 2,501,234 in September 2017 • Protection expected to 2030 • USPTO issued Notice of Allowance in January 2018 for U.S. Patent Application 12/948,828 • Expect patent to issue soon; protection expected to 2030 • Additional claims and jurisdictions pending

© 2018 Tonix Pharmaceuticals Holding Corp. 12 Proprietary Cyclobenzaprine Hydrochloride Eutectic Mixture Stabilizes Sublingual Tablet Formulation Base particle (K 2 HPO 4 ) Base particle (K 2 HPO 4 ) Base particle (K 2 HPO 4 ) Eutectic formulation 1 ANGSTRO - TECHNOLOGY™ Cyclobenzaprine - HCl (CBP - HCl) Eutectic formulation protects CBP - HCl from base and makes stable tablet with rapid absorption properties Pure CBP - HCl interacts with base and tablet disintegrates Cyclobenzaprine free base Protectic™ 1 U.S. Patent issued May 2, 2017 Mannitol (inactive)

TNX-102 SL: Sublingual Formulation is Designed for Bedtime Administration

13

TNX-102 SL: Proprietary sublingual formulation of cyclobenzaprine (CBP) with transmucosal absorption

- Innovation by design with patent protected CBP/mannitol eutectic
- Rapid systemic exposure
- Increases bioavailability during sleep
- Avoids first-pass metabolism
- Lowers exposure to long-lived active major metabolite, norcyclobenzaprine (norCBP)

CBP undergoes extensive first-pass hepatic metabolism when orally ingested

- Active major metabolite, norCBP[1]
    - Long half-life (~72 hours)
    - Less selective for target receptors (5-HT_{2A}, α_1-adrenergic, histamine H_1)
    - More selective for norepinephrine transporter

[1] Daugherty et al., Abstract 728, Society of Biological Psychiatry 70th Annual Scientific Convention, May 14-16, 2015, Toronto Ontario, Canada

© 2018 Tonix Pharmaceuticals Holding Corp.

Tonmya: Novel Mechanism Targets Sleep Quality for Recovery from PTSD

14

PTSD is a disorder of recovery

- Most people exposed to extreme trauma recover over a few weeks
- In PTSD, recovery process impeded due to insufficient sleep-dependent memory processing

Memory processing is essential to recovery

- Vulnerability to memory intrusions and trauma triggers remains if no consolidation of new learning (extinction)

Tonmya targets sleep quality[1]

- The active ingredient in Tonmya, cyclobenzaprine, interacts with receptors that regulate sleep quality: strongly binds and potently blocks 5-HT_{2A}, α_1-adrenergic and histamine H_1 receptors, permissive to sleep-dependent recovery processes

[1] Daugherty et al., Abstract 728, Society of Biological Psychiatry 70th Annual Scientific Convention, May 14-16, 2015, Toronto Ontario, Canada

© 2018 Tonix Pharmaceuticals Holding Corp.

Proposed Mechanism of Action of Tonmya in the Treatment of PTSD:
The Effects of Nocturnal Neuroreceptor Blockade on Sleep

15

Cyclobenzaprine is a functional antagonist at serotonergic 5-HT_{2A} receptors, noradrenergic α_1 receptors, and histaminergic H_1 receptors

Histaminergic projections from the tuberomammillary nucleus

Inhibition of H_1 receptors:
↑ NREM
↓ Wakefulness



Serotonergic projections from the dorsal raphe nuclei

Inhibition of 5-HT_{2A} receptors:
↑ Slow-wave sleep
– NREM spindles
– REM P-waves

Noradrenergic projections from the locus coeruleus

Inhibition of α_1 receptors:
↓ REM fragmentation
↑ Total sleep time

The overall proposed effects of Tonmya on sleep leads to increased sleep-dependent consolidation of extinction memories, facilitating recovery from PTSD

REM, rapid eye movement; NREM, non-rapid eye movement;
P-waves, ponto-geniculo-occipital waves

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 16 • Generally, serotonin (5 - HT) activity promotes the awake state and inhibits REM sleep; whereas once in REM sleep, the 5 - HT system is normally quiescent • Extinction learning is critical to recovery from trauma, and such new learning is consolidated (moving from labile short term to established long term memory) during particular stages of sleep 1,2 • Recent rodent research shows how particular brain wave patterns during REM sleep, known as “P - waves” are critical to extinction consolidation 3 • 5 - HT activation of pontine brainstem region richly expressing 5 - HT 2A receptors inhibits P - wave generation during REM 4 • Nocturnal blockage of 5 - HT 2A receptors may restore extinction consolidation by inhibition of errant 5 - HT stimulation during REM (see model in next 2 slides) Proposed Mechanism of Action of Tonmya in the Treatment of PTSD: Focus on Nocturnal 5 - HT 2A Receptor Blockade in REM 1. Pace - Schott, et al. Biology of Mood & Anxiety Disorders . 2015;5(3):1 - 19. 2. Straus et al. Biol Psych: CNNI. 2017;2(2):123 - 129. 3. Datta S, et al. J Neurosci . 2013;33(10):4561 - 4569. 4. Datta S, et al. Sleep . 2003;26(5):513 - 520.

17

Fear Extinction Memory Consolidation: The Proposed Role of P-Waves, REM Sleep, and Serotonergic Neuroreceptor Activity


pons
Serotonergic projections from the dorsal raphe nuclei
Site of release of phasic waves called pontine or P-waves

- **Serotonergic** activity normally inhibits P-wave release during REM sleep[2]
- This is thought to be done primarily through activity at **$5\text{-}HT_{2A}$** receptors[3]

P-wave activity is highest right before and during **REM sleep**[1]

- Increased P-wave activity during REM sleep is critical for fear extinction memory consolidation in rats[4]
- By blocking $5\text{-}HT_{2A}$ receptors, cyclobenzaprine may sustain P-wave activity during REM sleep
- This blockade may lead to better quality of REM sleep with increased fear extinction consolidation in individuals with PTSD, facilitating recovery

P-waves, ponto-geniculo-occipital waves; REM, rapid eye movement

1. Lim AS, et al. *Sleep*. 2007;30(7):823-827.
2. Datta S, et al. *Sleep*. 2003;26(5):513-520.
3. Tamas K, Gyorgy B. Effect of 5-HT2A/2B/2C receptor agonists and antagonists on sleep and waking in laboratory animals and humans. In: Monti JM, Pandi-Perumal SR, Jacobs BL, Nutt DJ, eds. Serotonin and sleep: Molecular, functional, and clinical aspects. Basel, Switzerland: Birkhäuser Basel; 2008.
4. Datta S, et al. *J Neurosci*. 2013;33(10):4561-4569.

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 18 What are the Consequences of PTSD? Consequences: • Impaired daily function and substantial interference with work and social interactions • Reckless or destructive behavior • Increased health care utilization and greater medical morbidity PTSD as a risk factor for: • Depression • Alcohol or substance abuse • Absenteeism/unemployment • Homelessness • Violent acts • Suicidal thoughts and suicide

© 2018 Tonix Pharmaceuticals Holding Corp. 19 What are the Symptoms of PTSD? Symptoms of PTSD fall into four clusters: 1. Intrusion (aversive memories, nightmares, flashbacks) 2. Avoidance (avoiding persons, places or situations) 3. Mood/cognitions (memory block, emotional numbing, detachment from others) 4. Hyperarousal (anxiety, agitation & sleep disturbance) CAPS - 5 is used to assess symptom severity and treatment effect • Recognized as the standard for rating PTSD severity in clinical trials • Takes into account all four symptom clusters • Global regulatory approval standard (approval of sertraline and paroxetine were based on CAPS score)

© 2018 Tonix Pharmaceuticals Holding Corp. 20 What are the Consequences of PTSD? Consequences: • Impaired daily function and substantial interference with work and social interactions • Reckless or destructive behavior • Increased health care utilization and greater medical morbidity PTSD as a risk factor for: • Depression • Alcohol or substance abuse • Absenteeism/unemployment • Homelessness • Violent acts • Suicidal thoughts and suicide

© 2018 Tonix Pharmaceuticals Holding Corp. 21 PTSD: U.S. Prevalence and Index Traumas A chronic response to traumatic event(s) • A majority of people will experience a traumatic event at some point in their lifetime 1 • 20% of women and 8% of men in the U.S. who experience significant trauma develop PTSD 1 • Lifetime prevalence: 6.8% 2 (~ 17.0 million adults in the U.S.) • Persistent - >1/3 fail to recover, even after several years following the trauma 2 • Twelve month prevalence: U.S. 3.5% (~ 8.6 million adults) 3 EU 2.3% (~10.0 million adults) 4 Most common forms of trauma 1 • Witnessing someone being badly injured or killed • Natural disaster • Life - threatening accident • Sexual or physical assault 1 Kessler et al., Arch Gen Psychiatry 1995; 52:1048 2 Kessler et al., Arch Gen Psychiatry 2005; 62:593 3 Kessler et al., Arch Gen Psychiatry 2005 ; 62:617 ; Prevalence rate of 3.5% applied to U.S. Census estimate of 247 million U.S. adult ( > 18) population in 2015 (www.census.gov/quickfacts/table/PST045215/00) 4 The European Union Market Potential for a New PTSD Drug. Prepared for Tonix Pharmaceuticals by Procela Consultants Ltd, Sept emb er 2016

© 2018 Tonix Pharmaceuticals Holding Corp. 22 PTSD Prevalence and Market Characteristics 1 Kessler, et al., 2005; Prevalence rate of 3.5% applied to U.S. Census estimate of 247 million U.S. adult ( > 18) population in 2015 (www.census.gov/quickfacts/table/PST045215/00) 2 IMS Consulting, Market Sizing & Treatment Dynamics: Post - Traumatic Stress Disorder (PTSD) Patients”, 2016 3 Bowe and Rosenheck , 2015 (638,451 veterans diagnosed with PTSD in the VA in fiscal year 2012 across all medical centers) 4 Bernardy et al., 2012 (80% of veterans diagnosed with PTSD had at least one medication from the Clinical Practice Guidelines) Veterans Treated in Veterans Administration (VA) 3,4 Civilian Population 2 Diagnosed population Large population (~1.8 million) Majority receive drug treatment Civilians: ~75% 2 Veterans: ~80% 4 Undiagnosed 6,788,000 79% Prevalent Population (U.S.) ~8.6 million 1 Rx 510,000 6% No Rx 128,000 2% Rx 872,000 10% No Rx 288,000 3%

What Drug Classes are Used to Treat PTSD?

23

Market highly fragmented, with benzodiazepines widely prescribed (but not indicated)[1]

- Multiple medications per patient (or "Polypharmacy") is the norm
  - Approximately 55% of patients receive a benzodiazepine, and 53% receive a selective serotonin reuptake inhibitor (SSRI)
- SSRIs are the only FDA-approved drug class

Estimated PTSD Market Volume (Civilian Population Only) ~14.1 million TRx*[2]


Tricyclic Antidepressants
Adrenergic Agents
Non-benzodiazepine Hypnotics
All Others
Serotonin and norepinephrine reuptake inhibitors (SNRIs)
Other Antidepressants
Atypical Antipsychotics
Anticonvulsants/Mood Stabilizers
Benzodiazepines 2.84 M TRx
SSRIs 2.84 M TRx

* TRx = Total prescriptions

[1] VA/DoD Clinical Practice Guideline for the Management of Post-Traumatic Stress, Version 2, 2010

[2] IMS Consulting, *Market Sizing & Treatment Dynamics: "Post-Traumatic Stress Disorder (PTSD) Patients"*, 2016

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 24 PTSD: Not Well - Served by Approved Treatments FDA - approved SSRIs, paroxetine and sertraline, have not shown efficacy in military - related PTSD Majority of patients unresponsive or intolerant to current treatments • Side effects relating to sexual dysfunction (particularly in males) and sleep are commonly reported Characteristics of an ideal drug therapy that would be compatible and complementary with behavioral therapy • Lack of retrograde amnesia (e.g., unlike off - label use of benzodiazepines and non - benzodiazepines) • Lack of interference on sleep (e.g., unlike approved SSRIs)

© 2018 Tonix Pharmaceuticals Holding Corp. 25 Why Initially Target Military - Related PTSD? 1 Friedman et al., J Clin Psychiatry 2007; 68:711 2 Zoloft Package Insert, August, 2014 3 Paxil Package Insert, June, 2014 4 Fava et al., Psychother Psychosom 84:72 - 81, 2015 Military - related PTSD not well - served by existing FDA - approved therapies • No clear treatment response observed in U.S. military population Sertraline: failed to show efficacy in a large multicenter trial in U.S. military (placebo numerically better) 1 Paroxetine: no large trials conducted with predominantly military trauma • Inconsistent treatment response observed in males Sertraline: FDA - conducted post - hoc analysis concluded no effect for male civilian subgroup 2 Paroxetine: no sex - related difference in treatment outcomes 3 • Important tolerability issues with SSRIs in this population Sexual dysfunction 2,3 Insomnia 2,3 SSRI withdrawal syndrome 4

© 2018 Tonix Pharmaceuticals Holding Corp. 26 High Prevalence of PTSD Among Combat Veterans 1 Kessler et al., Arch Gen Psych 2005; Prevalence rate of 3.5% applied to U.S. Census estimate of 247M U.S. adult ( > 18) population in 2015 ( www.census.gov/quickfacts/table/PST045215/00 ) ; 2 Norris, PTSD Res Quar . 2013; 3 Analysis of VA Health Care Utilization among Operation Enduring Freedom, Operation Iraqi Freedom, and Operation New Dawn Veterans, from 1st Qtr FY 2002 through 2nd Qtr FY 2015, Washington, DC ; Among 1.9M separated OEF/OIF/OND veterans, 1.2M have obtained VA healthcare; 685k evaluated by VA with possible mental disorder, and 379k diagnosed with PTSD. >19% Operation Enduring Freedom (OEF; Afghanistan) / Operation Iraqi Freedom (OIF) veterans / Operation New Dawn (OND) 3 3 - 9% General population 1 19 - 31% Vietnam veterans 2 8.6 million American adults affected 1 Women more likely to develop than men 1 Susceptibility may run in families 1

© 2018 Tonix Pharmaceuticals Holding Corp. 27 Growing Economic and Social Burden to Care for Veterans with PTSD Health care costs associated with PTSD for OEF/OIF/OND veterans: Direct costs Indirect costs 1 CBO Report 2012; 2 Tanielan , Invisible Wounds of War . 2005; 3 Analysis of VA Health Care Utilization among Operation Enduring Freedom, Operation Iraqi Freedom, and Operation New Dawn Veterans, from 1st Qtr FY 2002 through 2nd Qtr FY 2015, Washington, DC ; OEF/OIF/OND, Operations Enduring Freedom, Iraqi Freedom and New Dawn. $3,000 - 5,000 per patient per year for OEF/OIF Veterans 1 ~ 1.9M Veterans out of 2.7M Service members deployed between 10/1/2001 and 3/31/2015 3 $2 - 3 billion estimated yearly cost to society 2 Families, social care agencies, schools, employers, welfare system 2

© 2018 Tonix Pharmaceuticals Holding Corp. 28 Phase 2 AtEase Study in Military - Related PTSD • Randomized, double - blind, placebo - controlled trial in military - related PTSD • Efficacy analysis from 231 patients; 24 U.S. clinical sites • Enrolled patients with baseline CAPS - 5 ≥ 29 • Primary Efficacy Analysis: • Difference in CAPS - 5 score change from baseline between Tonmya 2.8 mg and placebo at week 12 • Key Secondary Measures: • PROMIS Sleep Disturbance, CGI - I, SDS Tonmya at bedtime once - daily Placebo at bedtime once - daily 12 weeks N= 90 Tonmya at bedtime once - daily N= 92 N= 49 2.8 mg 5.6 mg (2 x 2.8 mg) open - label extension

© 2018 Tonix Pharmaceuticals Holding Corp. 29 Results of Phase 2 AtEase Study in Military - Related PTSD Tonmya 5.6 mg showed clinical benefit in military - related PTSD • CAPS - 5 scale, was statistically significant by Mixed - effect Model Repeated Measures, or MMRM, with Multiple Imputation, or MI, analysis (p - value = 0.031) • Dose - effect on multiple efficacy and safety measurements Well tolerated • No serious adverse events (AE) related to treatment • The most common AEs were local site - administration reactions, including mild and transient tongue numbness

© 2018 Tonix Pharmaceuticals Holding Corp. 30 AtEase Study Demographics and Characteristics 93% of the randomized patients were male 98% had trauma during military service Deployed an average of 2.3 times Mean time since index trauma was 7 years Race and ethnicity generally consistent with U.S. military distribution Similar baseline CAPS - 5 scores and MADRS 1 scores across treatment arms Current Major Depressive Disorder 14% by MINI 7.0 2 1 MADRS, Montgomery - Åsberg Depression Rating Scale 2 MINI 7.0, Mini - International Neuropsychiatric Interview, Version 7

© 2018 Tonix Pharmaceuticals Holding Corp. 31 AtEase Study: Traumas Associated with PTSD *Some patients experienced more than one trauma 0 5 10 15 20 25 30 35 40 Other Knowing someone seriously injured or killed Being responsible for the death of an enemy combatant Seeing dead bodies or human remains Shooting or directing fire at the enemy Sexual assault Involved in serious vehicular accident (Humvee, helicopter, plane) Handling or uncovering human remains Witnessing death or injury of civilians Being responsible for the death of a noncombatant Witness suicide-related deaths or injury Seeing ill or injured women or children you were unable to help Being wounded or injured Receiving incoming artillery, rocket, or mortar fire Witnessing IED explosion Witness death or injury of fellow soldiers Being involved in an IED explosion or suicide bombing Index Trauma During Military Service * Patient Count

© 2018 Tonix Pharmaceuticals Holding Corp. 32 AtEase Study – Summary of Primary and Secondary Analyses (week 12)

© 2018 Tonix Pharmaceuticals Holding Corp. 33 AtEase Study Results: Primary Endpoint CAPS - 5 Total Score by MMRM with MI # -25 -20 -15 -10 -5 0 Wk 0 Wk 2 Wk 4 Wk 6 Wk 8 Wk 10 Wk 12 Placebo Tonmya 2.8 mg Tonmya 5.6 mg * # Primary analysis MMRM (mixed - effect model repeated measures), * p=0.031, comparing placebo and Tonmya 5.6 mg, * p<0.05, comparing placebo and Tonmya 2.8 mg, by MMRM with MI; CAPS - 5, Clinician Administered PTSD Scale for DSM - 5; LS Mean, least squares mean * * CAPS - 5 LS Total Score Mean Change from Baseline 5.0 point difference in CAPS - 5 change from baseline between placebo and Tonmya 5.6 mg LS Mean Change from Baseline

© 2018 Tonix Pharmaceuticals Holding Corp. 34 AtEase Study: Safety and Tolerability Profile No serious adverse events reported with Tonmya deemed related to treatment Systemic Adverse Events* Placebo (N=94) Tonmya 2.8 mg (N=93) Tonmya 5.6 mg (N=50) Somnolence 6.4% 11.8% 16.0% Dry Mouth 10.6% 4.3% 16.0% Headache 4.3% 5.4% 12.0% Insomnia 8.5% 7.5% 6.0% Sedation 1.1% 2.2% 12.0% Administration Site Reactions* Hypoaesthesia oral 2.1% 38.7% 36.0% Paraesthesia 3.2% 16.1% 4.0% Glossodynia 1.1% 3.2% 6.0% Trial completion rates: 73% placebo; 79% Tonmya 2.8 mg; 84% Tonmya 5.6 mg *at rates of >5% in either drug - treated arm, Safety population N=237

© 2018 Tonix Pharmaceuticals Holding Corp. 35 Assessing CAPS - 5 Entry Threshold in AtEase Score of ≥29 on CAPS - 5 (20 items for severity score) required at screening and baseline • >50 on prior versions of CAPS (17 items) typical in previous drug registration trials • Extrapolation from prior versions of CAPS: ((50/17 items)/2) x 20 items = 29.4 Post - hoc analysis to impute CAPS for DSM - IV ( iCAPS - IV) scores for each subject • Baseline iCAPS - IV score calculated by summing 17 items in common with CAPS - 5 and multiplying by two (for 0 - 8 intensity + frequency rather than 0 - 4) • 4.3% of the sample had baseline iCAPS - IV of ≤ 50 • Choosing CAPS - 5 ≥33 results in all iCAPS - IV > 50 • 80% of mITT had baseline CAPS - 5 of ≥ 33 Primary analysis of AtEase was run for subgroup with baseline CAPS - 5 ≥ 33

AtEase

Total CAPS-5 for Intention-to-Treat Population and Retrospective Analysis for Subgroup with Entry CAPS-5 ≥33

36

CAPS-5 LS Total Score Mean Change from Baseline (CFB)

Intention-to-Treat Population



Wk 0
Wk 2
Wk 4
Wk 6
Wk 8
Wk 10
Wk 12
0
-5
-10
-15
-20
-25
-30
LS Mean (SE) CFB in CAPS-5
Placebo
Tonmya 2.8 mg
Tonmya 5.6 mg
*
*
#
*
5.0 CAPS-5 points

*p=0.031, #p=0.063, Tonmya 5.6 mg compared with placebo; *p<0.05, Tonmya 2.8 mg compared with placebo; analysis is mixed-effect model repeated measures (MMRM) with multiple imputation (MI); CAPS-5, Clinician-Administered PTSD Scale for DSM-5; LS, least squares; SE, standard error.

Subgroup with entry CAPS-5 ≥33



Wk 0
Wk 2
Wk 4
Wk 6
Wk 8
Wk 10
Wk 12
0
-5
-10
-15
-20
-25
-30
LS Mean (SE) CFB in CAPS-5
Placebo
Tonmya 2.8 mg
Tonmya 5.6 mg
*
*
**
*
**
7.2 CAPS-5 points

**p<0.01, *p<0.025, Tonmya 5.6 mg compared with placebo; *p=0.018, Tonmya 2.8 mg compared with placebo; analysis is MMRM with MI; LS, least squares; SE, standard error.

A baseline CAPS-5 score ≥33 was set as the PTSD severity inclusion criterion in Phase 3 HONOR study

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 37 0.53 0.46 0.12 0.39 0.52 0 0.1 0.2 0.3 0.4 0.5 0.6 Effect Size AtEase Effect Sizes for Total CAPS - 5 and Symptom Clusters for Intention - to - Treat Population and Subgroup with Entry CAPS - 5 ≥33 Effect Sizes in Tonmya 5.6 mg in AtEase Subgroup with Entry CAPS - 5 ≥33 0.36 0.26 0.04 0.35 0.35 0 0.1 0.2 0.3 0.4 0.5 0.6 Effect Size Effect Sizes of Tonmya 5.6 mg in AtEase Intention - to - Treat Sample ▪ Note larger effect sizes, in moderate range of 0.5, for total CAPS - 5 and intrusion and hyperarousal clusters in subgroup A baseline CAPS - 5 score ≥33 was set as the PTSD severity inclusion criterion in Phase 3 HONOR study

© 2018 Tonix Pharmaceuticals Holding Corp. 38 AtEase Study Retrospective Analysis: Remission in Subgroup with Entry CAPS - 5 ≥33 Remission = Loss of Diagnosis and CAPS - 5 < 11 Asterisk and hashmark represent pairwise comparisons between Tonmya and Placebo; # p=0.08, Odds Ratio 3.01 (0.89, 10.18) *p=0.02, Odds Ratio 4.60 (1.27, 16.66); logistic regression Remission is a clinical state that is essentially asymptomatic In order to confirm remission: • Determined rates of participants who met remission status at both Week 8 and Week 12 21% of the Tonmya 5.6 mg participants had confirmed remission v. 5% of placebo (p=0.02) 5.20% 14.30% 21.10% 0% 5% 10% 15% 20% 25% 30% Weeks 8 & 12 Percent in Remission Placebo (N=77) Tonmya 2.8 mg (N=70) Tonmya 5.6 mg (N=38) # *

© 2018 Tonix Pharmaceuticals Holding Corp. 39 TNX - 102 SL – Multi - Functional Mechanism Involves Antagonism at 3 Neuronal Receptors Active ingredient, cyclobenzaprine, interacts with 3 receptors • Antagonist at 5 - HT 2A receptors • Similar activity to trazodone and Nuplazid ® ( pimivanserin ) • Antagonist at a 1 - adrenergic receptor • Similar activity to prazosin • Antagonist at histamine H 1 receptors • Similar activity to Benadryl ® (diphenhydramine) and hydroxyzine Multi - functional activity suggests potential for other indications • TNX - 102 SL was developed for the management of fibromyalgia (Phase 3) • Sleep quality is a problem in other conditions

© 2018 Tonix Pharmaceuticals Holding Corp. 40 Untreated Effects of TNX - 102 Cyclobenzaprine is a multi - functional drug - SNARI - inhibits serotonin and norepinephrine reuptake - blocks serotonin 5 - HT 2A and norepinephrine a 1 receptors SNARI = S erotonin and N orepinephrine receptor A ntagonist and R euptake I nhibitor

Comparison of Tonmya with Drugs Used Off-Label in PTSD

41

Trazodone (disordered sleep), prazosin (night terrors)

- Trazodone inhibits serotonin $5HT_{2A}$ receptors and serotonin reuptake (SARI)
- Prazosin blocks norepinephrine α_1 receptors


Tonmya
Trazodone
Prazosin
Serotonin
Cyclobenzaprine
Norepinephrine
Trazodone
Prazosin

SARI – Serotonin Receptor Antagonist & Reuptake Inhibitor (Stahl SM, CNS Spectrums, 2009;14:536).

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 42 v Opportunities to Expand to Other Indications Growing recognition that there is a constellation of disorders where sleep disturbances may have a role in the pathophysiology (cardiovascular, metabolic, neurologic) • Homeostatic role of sleep quality in several disorders Psychiatric Disorders • Stress Disorders (PTSD) • Mood Disorders • Anxiety Disorders Chronic Pain States • Chronic wide - spread pain (fibromyalgia) • Osteoarthritis Role of sleep disturbance more established in common psychiatric and neurological/pain disorders • Recognized as a core symptom of many of these disorders • Traditional sleep medications, which increase sleep quantity, may not provide benefit (benzodiazepines in major depression) or are contraindicated (benzodiazepines in PTSD) v Psychiatric Symptoms of Neurological Disorders • Agitation in Alzheimer’s • Psychosis in Parkinson’s, Alzheimer’s and other dementias

© 2018 Tonix Pharmaceuticals Holding Corp. 43 TNX - 102 SL – Multiple Potential Indications Management of Fibromyalgia (FM) – chronic pain condition • TNX - 102 SL clinical development in FM was halted after near miss in Phase 3 at low dose (2.8 mg) – half the dose being developed for PTSD • Imbalance in “withdrawal of consent” led to statistical miss on responder analysis – a few TNX - 102 SL treated patients “moved out of state” • Average pain improvement (secondary endpoint) after 12 weeks of treatment showed statistical significance (P< 0.05) • Low dose TNX - 102 SL (2.8 mg) showed an improvement in sleep quality in Phase 2 and Phase 3 FM trials Agitation in Alzheimer’s Disease • Phase 2 IND submitted March 2018 • Phase 2 study can be a pivotal efficacy study

© 2018 Tonix Pharmaceuticals Holding Corp. 44 What is Agitation in Alzheimer’s Disease? Agitation is one of the most distressing and debilitating of the behavioral complications of Alzheimer’s disease • Includes emotional lability, restlessness, irritability and aggression 1 Link between disturbed sleep and agitation in Alzheimer’s 1 - 3 • Agitation is commonly diurnal (“ sundowning ”) Prevalence • Agitation is likely to affect more than half of the 5.3 million Americans who currently suffer from moderate to severe Alzheimer’s disease, and this number is expected to nearly triple by 2050 4 1 Rose, K.et al. (2015). American Journal of Alzheimer’s Disease & Other Dementias , 30 :78 2 Shih, Y. H., et al. (2017). Journal of the American Medical Directors Association , 18 , 396. 3 Canevelli, M., et al. (2016). Frontiers in medicine , 3 . 4 The Alzheimer’s Association, 2017 Alzheimer’s Disease Facts and Figures: https://www.alz.org/facts/

© 2018 Tonix Pharmaceuticals Holding Corp. 45 Consequences of Agitation in Alzheimer’s Disease Outcomes • Agitation is associated with significant poor outcomes for Alzheimer’s patients and challenges for their caregivers Common reason for institutionalization • Development of agitation, or its worsening, is one of the most common reasons for patients having to transition from lower - to higher levels of care (nursing homes and other long - term care settings) 1 Cost • The presence of agitation nearly doubles the cost of caring for patients with Alzheimer’s disease, and agitation is estimated to account for more than 12% of the healthcare and societal cost of Alzheimer’s disease, which is currently estimated to be $256 Billion for the year 2017 in the United States 1 1 The Alzheimer’s Association, 2017 Alzheimer’s Disease Facts and Figures: https://www.alz.org/facts/

© 2018 Tonix Pharmaceuticals Holding Corp. 46 Agitation in Alzheimer’s Disease – Potential New Indication for TNX - 102 SL Successful pre - IND meeting in November, 2017 • Phase 2 IND submitted March 2018 Significant unmet need • No FDA approved drugs for the treatment of agitation in Alzheimer’s Mechanism of improving sleep quality • Sleep disturbance is a significant and common symptoms in Alzheimer’s Pharmacological advantages outweigh potential concerns of using TNX - 102 SL in treating agitation in Alzheimer’s disease • Blocks 3 receptors, not just one (e.g., 5 - HT 2A ) • Anti - muscarinic (M1) effect in patients on anticholinergics (e.g., donepezil and rivastigmine) possibly reduced with lower sublingual dose

© 2018 Tonix Pharmaceuticals Holding Corp. 47 TNX - 102 SL for Agitation in Alzheimer’s – Regulatory Status and Registration Strategy FDA confirmed no additional study is needed prior to IND submission • Pre - IND meeting established open dialogue with the FDA on pivotal clinical study design and efficacy endpoints to support product registration Phase 2 IND submitted in March 2018 • Proposed Phase 2 IND study can potentially serve as a pivotal efficacy study Potential approval of TNX - 102 SL in agitation in Alzheimer’s disease • Efficacy Supplement (sNDA 1 ) may be leveraged from the PTSD development program and supported by Initial NDA approval for PTSD 1 Supplemental New Drug Application

© 2018 Tonix Pharmaceuticals Holding Corp. 48 Scientific Rationale for Developing TNX - 102 SL for Agitation in Alzheimer’s Disease Connection between Sleep Disturbance and Agitation • Agitation in Alzheimer’s Disease is associated with sleep disturbance 1,2 • Evidence that improving sleep could improve agitation 3 Supported by Potential Mechanism of Action • TNX - 102 is a multifunctional agent including antagonism of 5 - HT 2A , a 1 - adrenergic and histamine H 1 receptors • Certain 5 - HT 2A antagonists have shown clinical efficacy against agitation in dementia including trazodone 4,5 , and mirtazapine 6 • The a 1 - adrenergic antagonist prazosin has shown efficacy in the treatment of agitation in dementia 7 • The histamine H 1 antagonist hydroxyzine had historical use in treating agitation in dementia 8 1 Bachmen, D. and Rabins , P. Annu Rev Med. 2006;57:499. 2 Rose, K et al. Am J Alzheimers Dis Other Demen . 2015 30(1):78. 3 Figueiro MG Sleep Med. 2014 15(12):1554 - 64. 4 Lebert F. et al. Dement Geriatr Cogn Disord . 2004:17(4):355. 5 Sulzer DL et al. Am J Geriatr Psychiatry. 1997 5(1):60. 6 Cakir S. et el., Neuropsychiatr Dis Treat. 2008 4(5):963. 7 Wang, LY et al., Am J Geriatr Psychiatry. 2009 17(9):744 8 Settel E. Am Pract Dig Treat. 1957 8(10):1584.

© 2018 Tonix Pharmaceuticals Holding Corp. 49 TNX - 102 SL Potentially Addresses Some of the Challenges in Treating Agitation in Alzheimer’s Sublingual route of administration (no swallowing) • Swallowing can be an issue for a significant number of Alzheimer’s patients Low dose taken daily at bedtime • Potentially minimize daytime anticholinergic side effects → improved tolerability and patient compliance Role of sleep in clearing debris from the brain • Animal studies have shown debris clearance from the brain during sleep including toxic proteins associated with Alzheimer’s progression 1 1 T Xie L, et al. Science. (2013);342(6156):373

Protective Barriers in the Central and Peripheral Nervous Systems

Glial cells are cells that reside in the central nervous system and can provide protective barriers between the central and peripheral nervous systems[1,2]

Blood–Brain Barrier:
supplies nutrients to the brain and filters toxins[1]


Epithelial cells
Capillary
Astrocytes
(glial cells)
Brain

Cerebrospinal Fluid (CSF)–Brain Barrier/Glymphatic System:
extracts toxins from the brain[2]


Ependyma (glial cells)
Ventricle
Astrocytes
(glial cells)
Brain

1. Ballabh P, et al. *Neurobiol Dis.* 2004;16(1):1-13.
2. Jessen NA, et al. *Neurochem Res.* 2015;40(12):2583-2599.

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 51 During Wakefulness, Proteins Linked to Neuronal Death and Neurodegeneration Accumulate in the Brain’s Extracellular Space CSF = Cerebrospinal Fluid ISF = Interstitial Fluid 1. Papadopoulos MC, et al. Nat Rev Neurosci . 2013;14(4):265 - 277. During wakefulness, there is a high barrier to CSF interchanges with the interstitial fluid ( ISF ) 1 CSF recirculates through the brain cerebral cortex through ventricles 1

During Wakefulness, Proteins Linked to Neuronal Death and Neurodegeneration Accumulate in the Brain's Extracellular Space

52

The pathways of interchanging CSF and ISF depend on aquaporin-4 (AQP4) water channels on astrocytes[1]


Ventricle
Ependymal glial cells line the ventricle[1]
AQP4 localized to astrocyte processes[1]
Astrocytes surrounded by ISF near the CSF–brain barrier[1]

AQP4 = Aquaporin-4
CSF = Cerebrospinal Fluid
ISF = Interstitial Fluid

1. Papadopoulos MC, et al. *Nat Rev Neurosci.* 2013;14(4):265-277.

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 53 During Wakefulness, Proteins Linked to Neuronal Death and Neurodegeneration Accumulate in the Brain’s Extracellular Space Aβ = β - amyloid CSF = Cerebrospinal Fluid ISF = Interstitial Fluid 1. Xie L, et al. Science. 2013;342(6156):373 - 377. Permeability of CSF – brain barrier is limited during wake 1 A β proteins linked to neurodegenerative diseases and neuronal death are present in the ISF during wake 1

© 2018 Tonix Pharmaceuticals Holding Corp. 54 During Sleep, the CSF – Brain Barrier Is More Permeable, Allowing Debris to Clear Aβ = β - amyloid CSF = Cerebrospinal Fluid 1. Bellesi M, et al. BMC Biol. 2015;13:66. 2. Xie L, et al. Science. 2013;342(6156):373 - 377. Permeability of CSF – brain barrier is increased during sleep 2 Astrocytes change shape, promoting fluid exchange 1 Extracellular volume increases during sleep 2

During Sleep, the CSF–Brain Barrier Is More Permeable, Allowing Debris to Clear

55

CSF interchanging with ISF removes interstitial proteins, including Aβ[1]


Ventricle

Astrocytes change shape, promoting fluid exchange[1]


Aβ proteins

Aβ = β-amyloid
CSF = Cerebrospinal Fluid
ISF = Interstitial Fluid

1. Xie L, et al. *Science.* 2013;342(6156):373-377.

© 2018 Tonix Pharmaceuticals Holding Corp.

Sleep–Wake Cycles Alter Permeability of the CSF–Brain Barrier

Fluid exchange at the CSF–brain barrier allows for clearance of toxic proteins called β–amyloids (Aβ).[1] Glial cells in the brain work to facilitate this fluid exchange.[2] Sleep–wake cycles alter glial cell morphology, which may affect fluid exchange at the CSF–brain barrier.[3]

Wakefulness:
Fluid exchange is reduced due to limited permeability of the CSF–brain barrier[1]


Ependyma
(glial cells)
Aβ proteins
Astrocytes
(glial cells)

Sleep:
Fluid exchange is increased due to greater permeability of the CSF–brain barrier[1]


Ependyma
(glial cells)
Aβ proteins
Astrocytes
(glial cells)

1. Xie L, et al. *Science*. 2013;342(6156):373-377. 2. Papadopoulos MC, et al. *Nat Rev Neurosci*. 2013;14(4):265-277.
3. Bellesi M, et al. *BMC Biol*. 2015;13:66.
© 2018 Tonix Pharmaceuticals Holding Corp.

Agitation in Alzheimer's – Competitive Landscape of Select Drugs in Development

57

Competitive landscape

- $5HT_{2A}$ Antagonists/inverse agonists
  - Nelotanserin (Axovant)
- Atypical Antipsychotics (also have $5HT_{2A}$ antagonism)
  - Rexulti® brexpiprazole (Otsuka/Lundbeck)
  - Lumateperone (InterCellular)
- Dextromethorphans – believed to act as SSRI, glutamate/NMDA and sigma-1 receptor modulators
  - Deudextromethorphan (Avanir/Otsuka) - deuterated version of Nuedexta®
  - Dextromethorphan/bupropion (Axsome Therapeutics)

TNX-102 SL uniquely designed for bedtime dosing and transmucosal absorption

- Maximize drug exposure during sleep → improving sleep quality
- Other $5\text{-}HT_{2A}$ antagonists not designed for bedtime sublingual dosing

© 2018 Tonix Pharmaceuticals Holding Corp.

58

Candidates in Development

Pipeline Product	Indication/ Description	Preclinical	Phase 1	Phase 2	Phase 3	NDA[1]/BLA[2]	Market
Tonmya	**Bedtime Treatment for PTSD** Cyclobenzaprine HCl sublingual tablets				Phase 3 – Interim Analysis 3Q2018 Full Study Topline – 4Q2018		
TNX-102 SL	**Bedtime Treatment for Agitation in Alzheimer's** Cyclobenzaprine HCl sublingual tablets			Phase 2 IND submitted 1Q2018			
TNX-601	**Daytime Treatment for PTSD** Tianeptine oxalate oral formulation		Novel polymorph and salt discovered and characterized				
TNX-801	**Smallpox-preventing vaccine** Live horsepox virus (HPXV) vaccine from cell culture		Horsepox virus synthesized and demonstrated protective vaccine activity in mice				

All programs owned outright with no royalties or other obligations due

[1]NDA- New Drug Application; [2]BLA –Biologic Licensing Application; [3]Investigational New Drug Application

© 2018 Tonix Pharmaceuticals Holding Corp.

TNX-601 (Tianeptine Oxalate): A Potential Clinical Candidate for PTSD

59

Pre-IND Candidate

Targeted as a 1st line monotherapy for PTSD: oral formulation for daytime dosing

- ✓ **Leverages expertise in PTSD (clinical and regulatory experience, market analysis, etc.)**
- ✓ **Mechanism of Action (MOA) is different from Tonmya**

- Tianeptine sodium (amorphous) has been approved in EU, Russia, Asia and Latin America for depression since 1987 with established post-marketing experience
- Identified new oxalate salt polymorph with improved pharmaceutical properties ideal for reformulation

Filed patent application on novel salt polymorph

- Issued patent on steroid-induced cognitive impairment and memory loss issues

Targeting a Condition with Significant Unmet Need

Clinical evidence for PTSD

- Several studies have shown tianeptine to be active in the treatment of PTSD[1-4]

[1] Frančišković T, et al. Psychiatr Danub. 2011 Sep;23(3):257-63. PMID: 21963693
[2] Rumyantseva GM and, Stepanov AL. Neurosci Behav Physiol. 2008 Jan;38(1):55-61. PMID: 18097761
[3] Aleksandrovskii IA, et al. Zh Nevrol Psikhiatr Im S S Korsakova. 2005;105(11):24-9. PMID: 16329631 [Russian]
[4] Onder E, et al. Eur Psychiatry. 2006 (3):174-9. PMID: 15964747

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 60 Structural Comparison: TNX - 102 and TNX - 601 Cyclobenzaprine and tianeptine share structural similarities with classic tricyclic antidepressants (TCAs) and to each other, but each has unique pharmacological properties • Tianeptine has a 3 - chlorodibenzothiazepine nucleus with an aminoheptanoic side chain Tianeptine leverages Tonix’s expertise in the pharmacology and development of tricyclics TNX - 102 (cyclobenzaprine HCl) TNX - 601 (tianeptine oxalate) HCl (C 2 O 4 ) ½ -

© 2018 Tonix Pharmaceuticals Holding Corp. 61 TNX - 801 (Synthesized Live Horsepox Virus): A Smallpox - Preventing Vaccine Candidate Pre - IND Stage Potential improvement over current biodefense tools against smallpox ✓ Leverages Tonix’s government affairs effort ✓ Collaboration with Professor David Evans and Dr. Ryan Noyce at University of Alberta ✓ Demonstrated protective vaccine activity in mice ✓ Patent application on novel vaccine submitted Regulatory strategy • We intend to meet with FDA to discuss the most efficient and appropriate investigational plan to support the licensure, either: ✓ Application of the “Animal Rule”, or ✓ Conducting an active comparator study using ACAM2000 • Good Manufacturing Practice (GMP) viral production process in development Targeting a Potential Public Health Issue Material threat medical countermeasure under 21 st Century Cures Act • Qualifies for Priority Review Voucher* (PRV) upon licensure ✓ PRVs have no expiration date, are transferrable and have sold for ~$125 M 1 PRV can be applied to any BLA/NDA for priority 6 - month review

© 2018 Tonix Pharmaceuticals Holding Corp. 62 TNX - 801 (Synthesized Live Horsepox Virus): A Smallpox - Preventing Vaccine Candidate Synthesis 1 from sequence of a 1976 Mongolian isolate 2 In mice, TNX - 801 behaved like attenuated vaccinia virus • Vaccinia is the term used to classify the live poxviruses that are used as smallpox vaccines, including ACAM2000, which is the latest smallpox vaccine licensed in the U.S. How is HPXV related to modern vaccines? • Multiple sources 3 - 5 indicate that the smallpox vaccine discovered by Dr. Edward Jenner in the early 19 th century was either HPXV or a very similar virus and that vaccinia vaccines are derived from this ancestral strain • A 1902 U.S. smallpox vaccine was found to be highly similar (99.7% similarity in core genome 6 ) to HPXV sequence from the 1976 Mongolian isolate • Horsepox is now believed to be extinct 5 1 Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453 2 Tulman et al., Journal of Virology, 2006; 80(18): 9244 - 9258 3 Qin et al., Journal of Virology, 2011; 85(24):13049 - 13060 4 Medaglia et al., Journal of Virology, 2015; 89(23):11909 - 11925 5 Esparza J. Veterinary Record. 2013; 173: 272 - 273 6 Schrick , L. et al. , N Engl J Med 2017; 377:1491 - 1492, http://www.nejm.org/doi/full/10.1056/NEJMc1707600

© 2018 Tonix Pharmaceuticals Holding Corp. 63 ACAM2000 is sold to the U.S. Strategic National Stockpiles 1 • Sold by Emergent BioSolutions • Sanofi divested ACAM2000 to Emergent BioSolutions in 2017 for $97.5 M upfront plus milestones • ACAM2000 was developed by Acambis which was acquired by Sanofi in 2008 for $513 M Vaccinia (VACV) strains have demonstrated potential for zoonotic infections and re - infection of humans 2 - 5 • No known evidence for zoonosis of ACAM2000, but it has not been widely administered Modern VACV smallpox vaccines are associated with cardiotoxicity 6 The Currently Licensed Smallpox Vaccine ACAM2000 is a Live Vaccinia Virus (VACV) Vaccine 1 Nalca, A et al. Drug design, development and Therapy. (2010) 4:71 - 79 2 Medaglia MLG, et al. J Virol. (2015) 89:11909 – 11925. doi:10.1128/JVI.01833 - 15. 3 Trindade,GS. et al. Clinical Infectious Diseases. (2009) 48:e37 – 40 4 Leite,JA, et al. Emerging Infectious Diseases. (2005) www.cdc.gov/eid • Vol. 11, No. 12 5 Medaglia MLG, et al. Emerging Infectious Diseases (2009) www.cdc.gov/eid • Vol. 15, No. 7 6 Engler RJM et al., PloS ONE (2015) 10(3): e0118283. doi:10.1371/journal.pone.0118283

64 © 2018 Tonix Pharmaceuticals Holding Corp. HSPV074 – fragmented homolog of VACV I4L (ribonucleotide reductase) HSPV200 – 216 kDa protein probably regulates T - cell activation with homologs still present in variola , cowpox, and monkeypox viruses HPXV and its Relationship to Other Orthopoxviruses Evans, D. U. of Alberta (2018) with permission

65 © 2018 Tonix Pharmaceuticals Holding Corp. Sequence: GenBank entry DQ792504; DNA: GeneArt Genome Assembly (212 kbp ) by Synthesis of Fragments and Construction of Telomeres Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

66 © 2018 Tonix Pharmaceuticals Holding Corp. HPXV Produces Small Plaques that are More Like Cowpox Than Vaccinia (VACV) Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

67 © 2018 Tonix Pharmaceuticals Holding Corp. Cell - associated virus Virus in the media Production of Cell - Associated and Extracellular Virus Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

68 © 2018 Tonix Pharmaceuticals Holding Corp. HPXV Growth Characteristics Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

69 © 2018 Tonix Pharmaceuticals Holding Corp. Testing Vaccine Protective Activity of HPXV in Mice Model Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

70 © 2018 Tonix Pharmaceuticals Holding Corp. PBS VACV WR (5x10 3 PFU) Dryvax clone (10 7 PFU) HPXV (10 7 PFU) Challenge (10 6 PFU VAC strain WR) Biological Properties of HPXV: Less Virulent than a Dryvax Clone, but Produces Protective Immunity Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

71 © 2018 Tonix Pharmaceuticals Holding Corp. PBS HPXV (10 5 PFU) HPXV (10 6 PFU) HPXV (10 7 PFU) Challenge (10 6 PFU VAC strain WR) HPXV Vaccine Protection Activity Observed As Low As 10 5 PFU* *PFU = plaque forming units Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

72 © 2018 Tonix Pharmaceuticals Holding Corp. No challenge PBS ➔ VACV (10 6 PFU) VACV* (5x10 3 PFU) ➔ VACV (10 6 PFU) HPXV (10 5 PFU) ➔ VACV (10 6 PFU) HPXV (10 6 PFU) ➔ VACV (10 6 PFU) HPXV (10 7 PFU) ➔ VACV (10 6 PFU) * VACV (strain WR) No Overt Clinical Sign Observed in HPXV Vaccinated Mice After VACV Challenge Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

HPXV or TNX-801– May Have an Improved Safety Profile as a Smallpox Preventing Vaccine

73

Horsepox is caused by HPXV and is characterized by mouth and skin eruptions

HXPV isolate from the 1976 outbreak later sequenced

Modern smallpox vaccines are associated with cardiotoxicity[1]

HPXV has potential for slower proliferation leading to possibly decreased toxicity[2]

[1] Engler RJM et al., PloS ONE 10(3): e0118283. doi:10.1371/journal.pone.0118283 (2015)
[2] Noyce, RS, Lederman S, Evans DH. PLoS ONE. 2018; 13(1): e0188453 https://doi.org/10.1371/journal.pone.0188453

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 74 An Improved Smallpox - Preventing Vaccine is Important and Necessary for a Potential Public Health Issue Smallpox was eradicated as a result of global public health campaigns No cases of naturally - occurring smallpox have been reported since 1977 Accidental or intentional transmission of smallpox does not require a natural reservoir Stockpiles of smallpox - preventing vaccines are currently maintained and refreshed in case of need

© 2018 Tonix Pharmaceuticals Holding Corp. 75 Ongoing vaccination of U.S. troops • Troops in the Global Response Force Threat of smallpox re - introduction • Strategic National Stockpile & public health policy Re - emergence of monkey pox 1 • Believed to resurgent because of vaccinia - naïve populations in Africa • Multiple U.S. military operations ongoing in Africa Current Needs to Vaccinate Against Smallpox 1 Nda - Isaiah, J. Nigeria: Monkey Pox Scourge Spreads to Seven States. All Africa. 12 OCTOBER 2017, HTTP://ALLAFRICA.COM/STORIES/201710120177.HTML

© 2018 Tonix Pharmaceuticals Holding Corp. 76 TNX - 801: A Potential Medical Countermeasure 21st Century Cures Act (2016), Section 3086 • Encouraging treatments for agents that present a national security threat Medical countermeasures are drugs, biologics (vaccines) or devices intended to treat: • Biological, chemical, radiological, or nuclear agents that present a national security threat • Public health issues stemming from a naturally occurring emerging disease or a natural disaster New Priority Review Voucher program for “Material Threat Medical Countermeasures” • Priority Review Voucher may be transferred or sold

TNX-801 (Synthesized Live Horsepox Virus): A Smallpox-Preventing Vaccine Candidate

77

TNX-801 (HPVX)

- Synthesized live horsepox virus
- Shares structural characteristics with vaccinia-based smallpox vaccines
- Unique properties that suggest lower toxicity

Mechanism of Action

Live virus vaccines stimulate cross-reactive immunity

- Protects from possible infection with smallpox virus
- Renders recipient "immune"
- Provides indirect protection to non-immunized population "herd immunity"

Possible advantages of TNX-801

Potential safety improvement over existing vaccines

- Cardiotoxicity limits widespread smallpox vaccination in at-risk population

Exclusivity

- Patent application filed on novel virus composition
- 12 years exclusivity can be anticipated

Eligibility for Priority Review Voucher upon licensure if accepted as medical counter-measure

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 78 Given that smallpox is eradicated the only evidence of effectiveness for modern vaccines is from historical use when smallpox was endemic • Stimulates interest in the evolution of vaccinia Vaccinia stocks around the world diverged from Jenner’s 1798 vaccine • Evolutionary argument that common progenitor was horsepox or a similar virus U.S. vaccine from 1902 was found to be 99.7% similar to horsepox in core viral sequence 1 • Strong evidence linking a horsepox - like virus as progenitor to modern vaccinia • Effectiveness of older vaccines support belief that HPXV will be protective against smallpox Evidence of Effectiveness for Smallpox Vaccine 1 Schrick, L. et al (2017) An Early American Smallpox Vaccine Based on Horsepox N Engl J Med 2017; 377:1491

79

ACAM2000[1] – Best Technology of its Time

Single clone picked from "swarm" of Dryvax®[1]

- Some rationale for selection[2]

Growth in serum free Vero cells

- Eliminates risk of Bovine Spongiform Encephalopathy (BSE)/prion contamination – safety concerns in Wyeth's Dryvax (grown in calf lymph)

In 2000, the evolutionary connection between vaccinia and horsepox was not understood

- Tulman's sequence of horsepox was published in 2006[3]

[1]US licensed smallpox preventing vaccine – ACAM2000 is currently marketed, Dryvax has been withdrawn from marketing
[2]Monath, TP et al. Int. J. of Inf. Dis. (2004) 8S2:S31
[3]Tulman, ER. Genome of Horsepox Virus J. Virol. (2006) 80(18) 9244

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 80 Toxicity concern of modern vaccinia (VACV) vaccines limit wildly administration • Not recommended for use, even in first responders • U.S. soldiers in the Global Response Force are immunized Modern VACV vaccination safety studied in 1081 VACV ( Dryvax [62.5%] and ACAM2000 [37.5%]) vaccinees 1 • New onset chest pain, dyspnea and/or palpitations 10.6% of VACV - vaccinees and 2.6% of control immunized (TIV) 2 • Clinical: 4 probable myo - and 1 suspected peri - carditis (5 cases out of 1081 VACV vaccinees – 0.5%) • Cardiac specific troponin T ( cTnT ) elevation in 31 VACV vaccinees (3%) Rationale for Developing a Potentially Improved New Smallpox Vaccine 1 Engler RJM,, et al. (2015) A Prospective Study of the Incidence of Myocarditis/Pericarditis and New Onset Cardiac Symptoms following Smallpox and Influenza Vaccination. PLoS ONE 10(3) 2 TIV = trivalent influenza vaccine - control vaccinees

Proposed Evolution of Vaccinia Vaccines

81

Postulated Divergence of Historical Strains of Vaccinia



Horsepox-like ancestral strain
NYCBH/European precursor stocks
RPXV
TianTan
Ankara
LIVP
Lister/Evans/USSR
Tashkent
Copenhagen
IHD-J
Dryvax®
WR

IHD-J=International Health Department-Japan
LIVP=Lister Vaccine Strain
NYCBH=New York City Board of Health
RPXV=Rabbitpox Virus
WR=Western Reserve

Figure Adapted from Qin et al. *Journal of Virology*. 2015;89(3):1809-1824.

© 2018 Tonix Pharmaceuticals Holding Corp.

© 2018 Tonix Pharmaceuticals Holding Corp. 82 Relationship to Smallpox Incidence and Eradication Proposed Evolution of Vaccinia Vaccines TIME *Rough approximation (not data derived) 1977 Eradication SMALLPOX CASES IN US/EUROPE* ACAM2000™ 1798 1902 1931 2007 Dryvax ® swarm Mulford Vaccine Jenner’s Vaccine (Horsepox - like) Clonal Diversity

© 2018 Tonix Pharmaceuticals Holding Corp. 83 Theoretical effectiveness of modern vaccinia vaccines are based on extrapolation from older vaccines • Newer/modern vaccines were not widely used when smallpox was endemic MVA ( Modified Virus Ankara) which has large deletions also produces different T cell responses • In non - human primates, MVA is less effective than ACAM2000 in protecting against monkeypox 1 • MVA has fewer epitopes, and elicits different responses to existing epitopes 2 • MVA effectiveness argument is based on the immune response to intracellular mature virus (IMV) • Immunity to the other form of virus, extracellular enveloped virus (EEV), is weak because the immunodominant B5 gene is heavily mutated and deleted in MVA What’s the Evidence of Effectiveness of Smallpox Vaccines for Preventing Smallpox? 1 Golden JW, et al. (2012). PLoS ONE 7(7): e42353. doi:10.1371/journal.pone.0042353 2 Tscharke, DC et al., J. Exp. Med. 2005 201(1):95

© 2018 Tonix Pharmaceuticals Holding Corp. 84 Preventing Vaccine • Jenner’s vaccine, HPXV (upon licensure), Vaccinia Post - exposure vaccination 1 • Jenner’s vaccine Priming of the immune system • Imvamune ® (MVA) and DNA vaccines 2 Pharmacotherapy for infected or exposed individuals • Arestvyr ® /TPOXX ® ( tecovirimat , formerly ST - 246) Treatment of disseminated viremia in immunocompromised 3 • Arestvyr ® /TPOXX ® , Brincidofovir and vaccinia immune globulin Possible Smallpox Prevention and Treatment Strategies 1 Described by Jenner as one of his major discoveries 2 Hooper, JW et al. Smallpox DNA Vaccine Protects Nonhuman Primates Against Lethal Monkeypox . J. Virol . 2004. 78 (9) 4433 3 Lederman, ER et al, Progressive Vaccinia: Case Description and Laboratory - Guided Therapy With Vaccinia Immune Globulin, ST - 246, and CMX001 JID 2012. 206:1372

© 2018 Tonix Pharmaceuticals Holding Corp. 85 Pox vaccines with low or no replication appear safer than vaccines replicate fast in human cells • Canarypox and Imvamune ® (Modified Virus Ankara/MVA) appear to have good tolerability • Relatively safe in immunocompromised hosts • Rapidly replicating modern vaccinia vaccines ( Dryvax ® and ACAM2000®) are associated with myocarditis Replication correlates positively with immunogenicity • Jenner’s vaccine and modern vaccinia engender strong immunity • Canarypox and MVA appear to be weak immunogens, suitable for priming of the immune system in healthy human being and potentially safe enough to use in immunocompromised people Viral Replication Proficiency is Critical to Human Immunogenicity but May Compromise Safety

© 2018 Tonix Pharmaceuticals Holding Corp. 86 TNX - 801 (HPXV) is expected to have similar scalability for mass production as ACAM2000 • TNX - 801 grows well in cell lines – immunity is expected after single administration (immunization) • Only a small dose (replicating live virus) is required for immunization MVA is hard to scale up for commercial production • Requires high dose* to engender an immune response (non - replicating virus) • Cumbersome immunization schedule – two doses, 4 weeks apart, are used typically to prime the immune system (slow growth) Antivirals • Relatively expensive to manufacture – requires repeated dosing • May provide logistical challenges to at risk population over the at risk period Manufacturing and Dosing Requirements

© 2018 Tonix Pharmaceuticals Holding Corp. 87 Vaccination protects against smallpox – both individuals and populations at risk • Use of Jenner’s vaccine resulted in eradication of smallpox Vaccination can protect AFTER smallpox infection • Vaccinia can be administered 1 - 3 days after infection Vaccination indirectly protects non - immunized people in a population • “Wetting the forest” or “herd immunity” Vaccination can be cost effective with safe/low - risk vaccines • Replication - efficient live virus vaccines can be manufactured and administered for broader use “The Time is Right” New synthetic biology technology and new understanding of vaccinia evolution provide an opportunity for a potentially safer vaccine using HPXV Rationale for Developing a Potentially Improved New Smallpox Vaccine Based on Jenner’s Vaccine

© 2018 Tonix Pharmaceuticals Holding Corp. 88 Potential for Use of HPXV as a Vector for Vaccines to Infectious Disease or Cancer Poxviruses like HPXV can be engineered to express foreign genes and are well recognized platforms for vaccine development • Large packaging capacity for exogenous DNA inserts (i.e. encoding antigens) • Precise virus - specific control of exogenous gene insert expression • Lack of persistence or genomic integration in the host • Strong immunogenicity as a vaccine • Ability to rapidly generate vector/insert constructs • Readily manufacture at scale • Live, replicating vaccine – direct antigen presentation Potential advantages of HPXV - strong immunogenicity with good tolerability

© 2018 Tonix Pharmaceuticals Holding Corp. 89 Management Team Seth Lederman, MD President & CEO Jessica Morris Chief Operating Officer Gregory Sullivan, MD Chief Medical Officer Bradley Saenger, CPA Chief Financial Officer

© 2018 Tonix Pharmaceuticals Holding Corp. 90 Board of Directors Seth Lederman, MD Chairman Ernest Mario, PhD ALZA, Glaxo, Reliant Pharma John Rhodes Chair, NYS Public Service Commission, CEO, NYS Dept. of Public Service, Booz Allen Samuel Saks, MD Jazz Pharma, ALZA, Johnson & Johnson Charles Mather BTIG, Janney, Jefferies, Cowen, Smith Barney Gen. David Grange (ret.) Pharm - Olam, PPD, McCormick Foundation Patrick Grace Apollo Philanthropy, WR Grace, Chemed Donald Landry, MD, PhD Chair of Medicine, Columbia University Margaret Smith Bell Standard Life Investments, Putnam Investments, State Street Research

© 2018 Tonix Pharmaceuticals Holding Corp. 91 Milestones – Recently Completed and Upcoming T onmya – Posttraumatic Stress Disorder □ May 2016 Report ed results from Phase 2 AtEase study □ August 2016 End - of - Phase 2 meeting with FDA - Proposed Phase 3 clinical and NDA plan accepted □ December 201 6 Breakthrough Therapy designation granted by FDA □ January 201 7 FDA concurrence with Phase 3 HONOR study design in military - related PTSD □ 1Q 2017 Initial Cross - disciplinary Breakthrough Meeting with FDA □ 1Q 2017 Commenced enrollment of HONOR study □ 2 Q 2017 U.S. Patent No. 9,636,408 issued for eutectic formulation of Tonmya □ 3 Q 2017 European Patent No. 2,501,234 issued for TNX - 102 method of use □ 4 Q 2017 Japan patent No. 6259452 issued for TNX - 102 SL pharmacokinetics □ 1 Q 201 8 Notice of Allowance for U.S. Patent Application 12/948,828 TNX - 102 method of use □ 2Q 2018 Randomization of 50% of HONOR study participants □ 3Q 201 8 Anticipated interim analysis of HONOR study in ~ 275 randomized participants □ 4Q 201 8 Anticipated topline results of HONOR study in ~550 randomized participants (if needed) x x x x x x x x x x x

© 2018 Tonix Pharmaceuticals Holding Corp. 92 Summary Near term milestones in Phase 3 program PTSD focused on military - related PTSD • Major unmet need; 8.6 Million Americans affected • Potential for NDA approval based on one study New indication for agitation in Alzheimer’s Disease • Phase 2 IND submitted 1Q 2018 New day - time PTSD therapy in development • Leverages development expertise in PTSD, i.e., trial recruitment and execution New vaccine in development to prevent Smallpox • Opportunity to supply stockpiling requirement; short development path • Studies in mice suggest improved safety profile

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